EXHIBIT 99.2

Educacion Significativa, LLC

Unaudited Financial Statements

Eleven Months Ended

November 30, 2017

Educacion Significativa, LLC

DBA United States University

Educacion Significativa, LLC

DBA United States University

Balance Sheet

November 30, 2017

(Unaudited)

Assets
Current assets
Cash	$-
Accounts receivable, less allowance for doubtful accounts of $2,138,076	355,819
Subscription receivable	920,000
Other current assets	60,453
Total current assets	1,336,272
Property and equipment	176,667
Other assets
Intangibles	3,580,000
Goodwill	925,334
Total other assets	4,682,001
Total assets	$6,018,273

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$695,841
Accrued expenses	1,039,464
Deferred tuition revenue	277,712
Student deposits	191,101
Current maturities of long-term liabilities – related party	1,765,000
Other current liabilities	13,335
Total current liabilities	3,982,453
Long term liabilities
Other long term liabilities	60,353
Total liabilities	4,042,806
Commitments and contingencies (see Note 10)
Member's equity
Member’s equity	1,975,467
Total member’s equity	1,975,467
Total liabilities and member's equity	$6,018,273

The accompanying unaudited notes are an integral part of this unaudited statement.

Educacion Significativa, LLC

DBA United States University

Statement of Operations

For the Eleven Months Ended November 30, 2017

(Unaudited)

Revenues	$3,260,018

Costs and Expenses
Cost of Instruction	1,620,699
Advertising & marketing	972,615
Facilities	1,002,976
General and administrative	3,486,781
Bad Debt expense	265,865
Depreciation and amortization	64,928
Total costs and expenses	7,413,864
Loss from operations	(4,153,846)

Other Income (Expense)
Interest expense	(117,404)
Gain from sale of assets	6,189
Other income	228,026
Total other income	116,811
Loss Before Provision for Income Taxes	(4,037,035)
Provision for Income Taxes	-
Net Loss	$(4,037,035)

The accompanying unaudited notes are an integral part of this unaudited statement.

Educacion Significativa, LLC

DBA United States University

Statements of Changes in Members’ Equity

For the Eleven Months Ended November 30, 2017

(Unaudited)

					Additional
	Preferred	Preferred	Preferred	Common	Paid-in	Accumulated
	A Units	B Units	C Units	Units	Capital	Deficit	Total

Balance, December 31, 2016	$1,555,000	$1,300,000	$34,140,348	$6,145,025	$1,393,124	$(38,520,995)	$6,012,502
Net Loss	-	-	-	-	-	(4,037,035)	(4,037,035)
Balance, November 30, 2017	$1,555,000	$1,300,000	$34,140,348	$6,145,025	$1,393,124	$(42,558,030)	$1,975,467

The accompanying notes are an integral part of this statement.

Educacion Significativa, LLC

DBA United States University

Statement of Cash Flows

For the Eleven Months Ended November 30, 2017

(Unaudited)

Cash flows from operating activities
Net Loss	$(4,037,035)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	64,928
Bad debt allowance expense	265,865
Deferred rent	36,338
Gain from sale of fixed assets	(6,189)
(Increase) decrease in:
Accounts receivables	(177,663)
Prepaid expenses	62,415
Increase (decrease) in:
Accounts payable	424,107
Accrued expenses	477,283
Student credit balances	(199,756)
Taxes payable	(6,000)
Deferred tuition revenue	93,078
Net cash used by operating activities	(3,002,629)

Cash flows from investing activities
Purchases of property and equipment	(44,155)
Disposal of property and equipment	9,328
Net cash used by investing activities	(34,827)

Cash flows from financing activities
Proceeds from subscription receivable	1,480,000
Proceeds from related party note payable	1,465,000
Net cash provided from financing activities	2,945,000
Net decrease in cash and cash equivalents	(92,456)
Cash and cash equivalents at beginning of the period	92,456
Cash and cash equivalents at the end of the period	-

The accompanying unaudited notes are an integral part of this unaudited statement.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

Note 1. Nature of Operations, Basis of Presentation and Summary of Significant Accounting Policies

Nature of Operations

Educacion Significativa, LLC DBA United States University, (the “University”) is a Delaware post-secondary education Limited Liability Company based in San Diego, California. The University offers Bachelor of Arts, Bachelor of Science, Master of Business and Master of Science degrees, as well as a number of certificate and credential programs. The University is accredited by WASC Senior College and University Commission (“WSCUC”).

Basis of Presentation

The accompanying balance sheet and related footnotes have been prepared by management in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements are presented as of November 30, 2017, which reflects the last day of operations of the university prior to its sale and for the eleven months then ended.

Summary of Significant Accounting Policies

The following items comprise the significant accounting policies of the University. The policies reflect industry practices and conform to accounting principles generally accepted in the United States of America.

Fiscal Year

The University operates with a fiscal year end of December 31.

Revenue Recognition

Revenues are derived primarily from tuition on courses taught on the University’s campus. Revenues are recognized on a straight-line basis over the term of the students’ instruction. Deferred tuition revenue represents tuition that has been invoiced and for which students are currently in the course.

Cash and Cash Equivalents

For purposes of the balance sheet, all highly liquid investments with an original maturity of three months or less are considered cash equivalents.

Accounts Receivable

The University extends unsecured credit for tuition to a significant portion of the students who are in attendance. The University’s accounts receivable consist of balances due from student tuition contracts. An allowance for estimated uncollectible accounts receivable is recorded based on past experience. The University reviews its past due balances, and accounts deemed uncollectible are written-off.

Goodwill and Intangibles

Goodwill represents the excess of purchase price over the fair market value of assets acquired and liabilities assumed from Interamerican College. Goodwill has an indefinite life and is not amortized. Goodwill is tested annually for impairment.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

Intangibles represent both indefinite lived and definite lived assets. Accreditation and regulatory approvals and Trade name and trademarks are deemed to have indefinite useful lives and accordingly are not amortized but are tested annually for impairment. Student relationships and curriculums are deemed to have definite lives and have been amortized accordingly.

Property & Equipment

Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method for financial reporting purposes with estimated useful lives ranging from 3 to 7 years.

Normal repairs and maintenance will be expensed as incurred. Expenditures that materially extend the useful life of the asset will be capitalized.

Deferred Revenue

Revenues consist primarily of tuition and fees derived from courses taught by the University as well as from related educational resources that the University provides to its students, such as access to our online materials and learning management system. Tuition revenue is recognized pro-rata over the applicable period of instruction. The University’s educational programs have starting and ending dates that differ from the reporting period end. Therefore, at the end of each reporting period, a portion of revenue from these programs is not yet earned and is therefore deferred. The Company also charges students annual fees for library, technology and other services, which are recognized over the related service period. Deferred revenue represents the amount of tuition, fees, and other student payments received in excess of the portion recognized as revenue and it is included in current liabilities in the accompanying balance sheet.

Business Combinations

We include the results of operations of businesses we acquire from the date of the respective acquisition. We allocate the purchase price of acquisitions to the assets acquired and liabilities assumed at fair value. The excess of the purchase price of an acquired business over the amount assigned to the assets acquired and liabilities assumed is recorded as goodwill. We expense transaction costs associated with business combinations as incurred.

Fair Value Measurements

The carrying amount of financial assets and financial liabilities reported on our Balance Sheet, including accounts receivable and accounts payable, approximate fair value because of the short-term nature of these financial instruments.

For fair value measurements of assets and liabilities that are recognized or disclosed at fair value, we consider fair value to be an exit price, which represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. We use valuation techniques to determine fair value consistent with either the market approach, income approach and/or cost approach, and we prioritize the inputs used in our valuation techniques using the following three-tier fair value hierarchy:

•	Level 1 - Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets and liabilities;
•

Level 2 - Observable inputs other than quoted prices in active markets for identical assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3 - Unobservable inputs that are supported by little or no market activity.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

We categorize each of our fair value measurements for disclosure purposes in one of the above three levels based on the lowest level input that is significant to the fair value measurement in its entirety. In measuring fair value, our valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. We use prices and inputs that are current as of the measurement date, including during periods of market volatility. Therefore, classification of inputs within the hierarchy may change from period to period depending upon the observability of those prices and inputs. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the fair value of certain assets and liabilities and their placement within the fair value hierarchy.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The University is Limited Liability Company and is treated as a partnership for federal and state income tax purposes. Therefore, earnings and losses from the University are included in the individual income tax returns for the partners and taxed accordingly. However, the University is required to pay an annual gross receipts fee and tax for its operations in California.

Subsequent Events

Management evaluates subsequent events through the date of which the financial statements are available to be issued. (See Note 11)

Note 2. Property and Equipment

Property and Equipment at November 30, 2017 consists of the following:

Office equipment	$167,378
Classroom equipment	196,843
Computer equipment	528,450
Software	164,309
Construction in progress	26,100
Total Property and equipment	$1,083,080
Less: Accumulated Depreciation	(906,413)
$176,667

Depreciation expense for the eleven months ended November 30, 2017, was $64,928.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

Note 3. Intangible Assets and Goodwill

Intangible Assets and Goodwill as of November 30, 2017 consists of the following:

Goodwill	$925,334
Accreditation and regulatory approvals	3,580,000
Intangibles with indefinite life	4,505,334

Student relationships	50,000
Curriculum	85,000
Intangibles with definite life	135,000
Less: accumulated amortization	(135,000)
Total Goodwill and Intangible Assets	$4,505,334

There was no amortization expense for the eleven months ended November 30, 2017.

Note 4. Long-Term Liabilities

Long-term liabilities consisted of the following:

Note payable to InterAmerican College (terms modified), non-interest bearing through June 1, 2012. After June 1, 2012 interest accrues at 6% simple interest, requires payments of $100,000 plus accrued interest on June 1, 2015, December 1, 2015 and June 1, 2016. Note is related to the University’s acquisition of its operations in December 2009.	$300,000

Less: current maturities	(300,000)
Total long-term liabilities	$-

Note 5. Operating Leases

Operating Lease Commitments

The University entered into a non-cancelable operating lease for a facility in Mission Valley, California that started July 1, 2016 and expires in June 30, 2022. As of November 30, 2017 the lease requires monthly rental payments of $52,808 with future annual increases of approximately 3% per year.

Future minimum lease payments over the remaining term of the non-cancelable lease as of November 30, 2017, are as follows:

Year ending December 31,
2017	$52,808
2018	643,200
2019	662,496
2020	682,374
2021	702,846
Thereafter	356,616
Total Operating Lease	$3,100,340

Rental lease expense, including common area maintenance fees, for the eleven months ended November 30, 2017 was $760,769.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

Note 6. Concentration of Credit Risk and Regulatory Considerations

Uninsured Cash Balances

The University maintains all of its cash in one bank that is insured by FDIC for up to $250,000. As of November 30, 2017 the university had no deposits in excess of FDIC insurance limits.

Concentration of Revenues

The University is an eligible proprietary institution that participates in Federal Student Financial Assistance Programs (Title IV). In order to continue eligibility in these programs, the institution must meet the “90/10 rule.” This means that no more than 90 percent of the Institution’s revenue for a fiscal year may be derived from Title IV programs; at least 10 percent must come from non-Title IV program funds.

Note 7. Subscription Receivable

In order to meet the continued operating commitments of the University and comply with the Department of Education’s financial responsibility ratios, the University’s Preferred C investor entered into an agreement with the University and committed to contribute an additional $2,400,000 cash equity or subscriptions at December 31, 2016. As of November 30, 2017, $1,480,000 of the 2016 commitment had been received and balance of $920,000 was collateralized with 922,474 Preferred C Units of the subscribers/shareholder investment in the University.

Note 8. Member’s Equity

The limited liability company operating agreement, as amended December 4, 2013, authorizes the University to issue interest in the University in the form of five classes of ownership interest, Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Junior Preferred Units.

There are 6,750,000 authorized and issued Common Units as of November 30, 2017. Common Units are entitled to their allocable interest of profits and losses as well as all distributions from the University. Common Units have voting rights and the authority to manage the University’s operations.

There are 250,000 issued Series A Preferred Units. The Preferred Units are non- voting with a 4% preferred return accrued daily from December 1, 2009 to June 1, 2011 and 6% after June 1, 2011. When the University declares distributions or liquidates, Series A Preferred Units have preferred distribution and liquidation preference equal to the amount of unpaid return plus the original Capital ($1,555,000) and is not entitled to any further distribution. The University may, at any time, redeem the preferred units for the amount of unpaid preferred return plus the unreturned original capital. As of November 30, 2017, there was $699,849 in cumulative preferred returns in arrears on the Series A Preferred Units, and no distributions have been declared by the University.

Each Series A Preferred Unit can be convertible, at the option of the preferred member, at any time after December 1, 2013, into one non-voting Common Unit. Within thirty days of such notice, the University may redeem the Preferred Units in lieu of conversion.

There are 1,300,000 Series B Preferred Units. The Preferred B Units are non- voting with an 18% preferred return accrued daily, compounded annually. When the University declares distributions or liquidates, Series B Preferred Units have preferred distribution and liquidation preference equal to the amount of unpaid return plus the original Capital ($1,300,000) and is not entitled to any further distribution. The University may, at any time, redeem the preferred units for the amount of unpaid preferred return plus the unreturned original capital. As of November 30, 2017, there was $2,054,538 in cumulative preferred returns in arrears on the Series B Preferred Units, and no distributions have been declared by the University. The Series B Preferred Member distributions are subordinated to Series A & C Preferred Unit preference distributions and liquidations.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

There are 6,750,000 in Series C Preferred Units. The Series C Preferred Units have a preferred distribution and liquidation preference equal to the amount of the original Capital ($31,895,000) plus two times their aggregate Series C Preferred Capital Contribution made to the University. After all preferred distributions are made; any remaining distributable balances are shared on a proportional basis between Series C Preferred Members and Common Members.

There are 750,000 Junior Preferred Units. The Junior Preferred Units are non- voting and are entitled to a distribution and liquidation preference equal to unreturned capital ($6,145,025) and is not entitled to any further distribution.

Profits, losses, credits and deductions of the University for any period will be allocated among the members in such a manner so as to reflect distributions that would be made to members if the University dissolved on the last day of such period (its affairs wound up, its assets sold for amounts equal to their fair market values, and taking into account distributions and contributions made during the period).

Note 9. Related Party Transactions

The University participates in Student Financial Aid (SFA) under the Title IV programs administrated by the U.S. Department of Education pursuant to the Higher Education Act of 1965, as amended (HEA). The University must comply with the regulations promulgated under the HEA. Those regulations require that all related party transactions be disclosed, regardless of their materiality to the balance sheet.

The Series C member entered into a subscription agreement with the University as described in Note 7.

The Series C member funded a letter of credit issued in favor of the Department of Education on behalf of the University as described in Note 10.

As of November 30, 2017, the University has a note payable to the Series C member in the amount of $1,465,000. The University owed $46,994 in accrued interest on this note.

As of November 30, 2017, the University has a note payable in the amount of $300,000 to InterAmerican College, seller and Series A Preferred Member (See Note 4). As of November 30, 2017 the University owed $97,000 in accrued interest on this note.

Note 10. Commitments and Contingencies

Operating Lease

The University leases space for its campus and corporate operations as discussed in Note 5.

Legal Matters

On February 27, 2017 a complaint was filed in the Superior Court of California, County of San Diego by Dr. Maria Viramontes de Marin and Raymundo Marin, naming IAC Funding, LLC and United States University, LLC as defendants for an alleged breach of contract. No accrual for the matter has been recorded. Additionally, while the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our financial position, results of operations or cash flows.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

Regulatory Matters

The University is subject to extensive regulation by Federal and State governmental agencies and accrediting bodies. In particular, the Higher Education Act (the “HEA”) and the regulations promulgated thereunder by the DOE subject the University to significant regulatory scrutiny on the basis of numerous standards that schools must satisfy to participate in the various types of federal student financial assistance programs authorized under Title IV of the HEA. The University currently has provisional certification to participate in the Title IV Programs due to the business combination. The provisional certification allows the school to continue to receive Title IV funding as it did prior to the change of ownership.

To participate in the Title IV Programs, an institution must be authorized to offer its programs of instruction by the relevant agencies of the State in which it is located. In addition, an institution must be accredited by an accrediting agency recognized by the DOE and certified as eligible by the DOE. The DOE will certify an institution to participate in the Title IV Programs only after the institution has demonstrated compliance with the HEA and the DOE’s extensive academic, administrative, and financial regulations regarding institutional eligibility and certification. An institution must also demonstrate its compliance with these requirements to the DOE on an ongoing basis. The University performs periodic reviews of its compliance with the various applicable regulatory requirements.

The HEA requires accrediting agencies to review many aspects of an institution's operations in order to ensure that the education offered is of sufficiently high quality to achieve satisfactory outcomes and that the institution is complying with accrediting standards. Failure to demonstrate compliance with accrediting standards may result in the imposition of probation, the requirements to provide periodic reports, the loss of accreditation or other penalties if deficiencies are not remediated.

Because the University operates in a highly regulated industry, it may be subject from time to time to audits, investigations, claims of noncompliance or lawsuits by governmental agencies or third parties, which allege statutory violations, regulatory infractions or common law causes of action.

Return of Title IV Funds

An institution participating in Title IV Programs must correctly calculate the amount of unearned Title IV Program funds that have been disbursed to students who withdraw from their educational programs before completion and must return those unearned funds in a timely manner, no later than 45 days of the date the school determines that the student has withdrawn. Under Department regulations, failure to make timely returns of Title IV Program funds for 5% or more of students sampled on the institution's annual compliance audit in either of its two most recently completed fiscal years can result in the institution having to post a letter of credit in an amount equal to 25% of its required Title IV returns during its most recently completed fiscal year. If unearned funds are not properly calculated and returned in a timely manner, an institution is also subject to monetary liabilities or an action to impose a fine or to limit, suspend or terminate its participation in Title IV Programs.

Subsequent to a compliance audit, the University recognized that it had not fully complied with all requirements for calculating and making timely returns of Title IV funds (R2T4). In 2016, the University had a material finding related to the same issue. The University is required to maintain a letter of credit in the amount of $71,634 as a result of this finding. The letter of credit has been provided to the Department of Education by the University’s shareholder, AGI.

Educacion Significativa, LLC

DBA United States University

Notes to the Financial Statements

As of November 30, 2017

(Unaudited)

Note 11. Subsequent Events

In December 2017, a settlement agreement in the amount of $150,000 was reached with Dr. Maria Viramontes de Marin and Raymundo Marin. The settlement was paid in December 2017. (See Note 10)

On December 1, 2017 certain assets were sold and certain liabilities were assumed from Educacion Significativa, LLC (dba United States University) by United States University, Inc. USU, Inc. is the wholly owned subsidiary of Aspen Group Inc. (“AGI”) and was set up for purposes of finalizing the asset purchase transaction. Aspen Group, Inc. acquired the assets and assumed the liabilities of Educacion Significativa, LLC (dba United States University) for a purchase price of $14,604,913. The purchase consideration consisted of a cash payment of $2,500,000 less an adjustment for working capital of $110,331, a convertible note of $2,000,000 and 1,203,209 shares of AGI stock valued at the quoted closing price of $8.49 per share as of November 30, 2017. The stock consideration represents $10,215,244 of the purchase consideration.

The University did not have any other subsequent events through January 30, 2018, which is the date the financial statements were available to be issued.